SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

April 21, 2003

Prentiss Properties Trust

(Exact Name of Registrant as Specified in Charter)

Maryland	1-14516	75-2661588
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3890 W. Northwest Hwy., Suite 400

Dallas, Texas 75220

(Address and Zip Code of Principal Executive Offices)

(214) 654-0886

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

This information set forth under “Item 9. Regulation FD Disclosure” is intended to be furnished under “Item 12. Results of Operations and Financial Condition” in accordance with SEC Release No. 33-8216.

On April 15, 2003 Prentiss Properties Trust issued a press release regarding its results of operations for the quarter ended March 31, 2003. A copy of this press release is attached hereto as Exhibit 99.1.

On April 16, 2003, Prentiss Properties Trust held its earnings conference call for the quarter ended March 31, 2003.

The information furnished to the SEC pursuant to this item is furnished pursuant to the public release of information in the press release on April 15, 2003 and on the Company’s April 16, 2003 earnings conference call.

Item 12. Disclosure of Results of Operations and Financial Condition.

See above.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Prentiss Properties Trust

Date: April 21, 2003	By:	/s/ Gregory S. Imhoff
Gregory S. Imhoff Senior Vice President and Secretary

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EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release of the Company dated April 15, 2003, announcing the results of operations of the Company for the first quarter of 2003.

Exhibit 99.1

PRENTISS PROPERTIES REPORTS $0.34 PER SHARE NET INCOME AND $0.79 PER SHARE FFO FOR FIRST QUARTER 2003

Prentiss Properties Trust Summary of Operations for the 1st Quarter 2003

•	For the first quarter 2003, the Company reported net income of $15.5 million, or $0.34 per common share (diluted), compared to $18.2 million, or $0.43 per common share (diluted), for the first quarter of 2002.
•	Funds from Operations (FFO) totaled $35.2 million, or $0.79 per common share (diluted) for the first quarter 2003, compared to $36.4 million, or $0.85 per common share (diluted) for the first quarter of 2002.
•	Overall portfolio occupancy stood at 90.1 percent at the end of the first quarter 2003 versus 92.6 percent at the end of the fourth quarter 2002 and 93.4 percent at the end of the first quarter of 2002.
•	During the quarter, the Company transitioned the Willow Oaks III and Carlsbad Pacific Center III developments into its operating portfolio. After transitioning these two buildings to the operating portfolio, the Company has no remaining developments under construction.
•	During the first quarter, the Company capitalized on one of its 3rd party management relationships to acquire Park West C-3 in Dallas, Texas for $28 million, or $82 per square foot, in a direct, privately negotiated transaction. Park West C-3 is a 339,471 square foot, 7-story, Class “A” office building.

Dallas, April 15, 2003 — Prentiss Properties Trust (NYSE: PP), a real estate investment trust (REIT) which focuses on office property ownership and development in select markets, today announced results for the first quarter of 2003. For the first quarter 2003, the Company reported net income of $15.5 million, or $0.34 per common share (diluted), compared to $18.2 million, or $0.43 per common share (diluted), for the first quarter of 2002. Diluted FFO was $0.79 per share in the first quarter of 2003 compared to $0.85 per share in the first quarter of 2002.

“Going into 2003, we anticipated that our occupancy would come under pressure,” stated Thomas F. August, President and CEO of Prentiss Properties. “With this tough leasing quarter behind us, we are encouraged by some of our early leasing activity in the second quarter of 2003.”

As of March 31, 2003, the Company’s portfolio of properties consisted of 138 operating properties containing 18.0 million square feet and no development projects – 15.7 million of office properties and 2.3 million of industrial properties. Including properties managed for third parties, the Company managed 31.1 million square feet of commercial office and industrial real estate as of March 31, 2003.

Development Activity

During the quarter, the Company transitioned Willow Oaks III and Carlsbad Pacific Center III to its operating portfolio. These two projects total 222,000 square feet with a final estimated cost of $48.9 million. As of the end of the first quarter of 2003, the weighted average occupancy of these two projects was 41 percent. After transitioning these two buildings to the operating portfolio, the Company has no remaining developments under construction.

As of March 31, 2003, Prentiss Properties owned approximately 76.5 acres of land for future office development. These parcels can accommodate 3.1 million square feet of leasable office space and are primarily located adjacent to existing Company-owned properties. During the first quarter of 2003, the Company sold 9.24 acres of land in Sacramento, California. The sales price of $2.7 million represented a $1.1 million gain.

Asset Acquisitions & Sales

During the first quarter, the Company capitalized on one of its 3rd party management relationships to acquire Park West C-3 in Dallas, Texas for $28.0 million in a direct, privately negotiated transaction. Park West C-3 is a 339,471 square foot, 7-story Class “A” office building. The project is located on LBJ Freeway in the Las Colinas submarket with easy access to D/FW International Airport and downtown Dallas. The Company’s predecessor developed Park West C-3 in 1985 and has managed the project since completion. The Company’s predecessor also developed and the Company currently owns and manages 3 other office buildings, totaling 732,642 square feet, in the Park West Office Park. These three buildings were 97 percent leased at the end of the first quarter of 2003.

Park West C-3’s acquisition price of $82 per square foot is approximately 45 percent of replacement cost, allowing for a going-in GAAP yield on the 68 percent occupied building of 8.1 percent and a going-in cash yield of 7.7 percent. Lease rollovers at the project total only 3 percent prior to 2005. The largest tenant in the building is IBM, which occupies 104,015 square feet with 24,279 square feet expiring in 2008 and 79,736 square feet expiring in 2013. Other significant tenants include Glaxo SmithKline and Brown Forman.

Consolidated Financial Results

First quarter 2003 revenues totaled $91.2 million compared to $84.8 million during the first quarter of 2002. This increase is attributable to contributions from acquisitions and developments placed in service and was partially offset by dispositions and the Company’s overall decline in occupancy and rental rates.

In addition, effective January 1, 2003, the Company acquired from Ampulla, LLC, a single member limited liability company owned by Michael V. Prentiss, Chairman of the Board of Prentiss Properties Trust, the remaining outstanding interest in Prentiss Properties Resources, Inc. for gross consideration of approximately $67,000. As a result of this transaction, effective January 1, 2003 the accounts of Prentiss Properties Resources Inc. are consolidated with and into the accounts of the Company’s operating partnership. This has no effect on the Company’s earnings but is rather a change in presentation.

For the first quarter 2003, the Company reported net income of $15.5 million, or $0.34 per common share (diluted), compared to $18.2 million, or $0.43 per common share (diluted), for the first quarter of 2002. FFO totaled $35.2 million for the first quarter of 2003 compared to $36.4 million for the first quarter 2002. Results were negatively impacted by lower occupancy and rent roll-downs on expiring leases.

FFO is included herein, because we believe that FFO is helpful to investors and our management as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing and investing activities, it provides investors with an indication of our ability to incur and service debt, to make capital expenditures and to fund other cash needs. A reconciliation of net income, the most directly comparable GAAP measure, to FFO is attached as a schedule hereto.

Earnings guidance for 2003 will be discussed by management on the April 16, 2003 conference call. Instructions for accessing the conference call can be found in the Additional Information section of this press release.

Portfolio Performance

Office portfolio occupancy stood at 89.1 percent at the end of the first quarter 2003 versus 91.8 percent at the end of the fourth quarter 2002 and 92.0 percent at the end of the first quarter of 2002. Industrial portfolio occupancy stood at 97.8 percent at the end of the first quarter 2003 and at the end of the fourth quarter 2002 versus 100.0 percent at the end of the first quarter of 2002.

Overall portfolio occupancy stood at 90.1 percent at the end of the first quarter 2003 versus 92.6 percent at the end of the fourth quarter 2002 and 93.4 percent at the end of the first quarter of 2002.

Office property expirations totaled 777,000 square feet during the first quarter of 2003. During the quarter, the Company commenced renewals and new leases totaling 546,000 square feet. Average straight-line net rents on new office leases were 6 percent below those on expiring leases. Industrial property expirations totaled 47,000 square feet during the first quarter of 2003 and 47,000 square feet were renewed or newly leased, with average straight-line net rents on new and renewed leases exceeding those on expiring leases by 23 percent.

During the quarter the following major leases were signed by the Company:

1)	TIG Insurance executed a 39,761 square foot, 5-year lease renewal at 10777 Westheimer in Houston, Texas.
2)	First Union Rail Corporation executed a 33,913 square foot, 7-year lease renewal at One O’Hare Centre in Chicago, Illinois.
3)	A large national commercial bank executed a 22,199 square foot, 10-year expansion at 123 North Wacker in Chicago, Illinios.
4)	FES Management executed a 20,565 square foot, 4-year extension at Westheimer Central in Houston, Texas.
5)	CareCentric executed a 12,431 square foot, 63-month renewal and a 3,000 square foot, 60-month expansion at Cumberland Office Park in Atlanta, Georgia.
6)	Wells Fargo Bank executed a 9,813 square foot, 4-year lease renewal at The Ordway in Oakland, California.

Same-store GAAP NOI growth for the three months ending March 31, 2003 was a negative 6.8 percent compared to the three months ending March 31, 2002. This analysis included 123 properties, encompassing 15.2 million square feet. The Company’s overall occupancy rate for the same-store properties decreased from 92.7 percent at March 31, 2002 to 90.8 percent at March 31, 2003.

Lease expirations for office properties for the remainder of 2003 total 974,000 square feet, which equates to 6 percent of the Company’s net rentable office square feet.

Capital Markets and Financing

As of March 31, 2003, the Company’s market value of equity was $1.31 billion. Total market capitalization at March 31, 2003 was $2.45 billion, compared to a total asset book value of $2.22 billion (including a pro-rata share of unconsolidated joint venture assets).

The Company’s debt balance at March 31, 2003, including its share of unconsolidated joint venture debt, was $1.14 billion. Of this amount, $723.2 million was fixed rate, non-recourse, long-term mortgages. The remaining $420.0 million was floating rate debt, of which $250.0 million was hedged as of the end of the first quarter of 2003. Including the Company’s existing hedges, the Company’s exposure to floating rate debt represented 7 percent of its total market capitalization as of the end of the first quarter of 2003.

As of March 31, 2003, Debt to Total Market Capitalization (market value equity plus debt) stood at 46.7 percent compared to 44.7 percent as of December 31, 2002 and 45.3 percent as of March 31, 2002. The increase in Debt to

Total Market Capitalization between the fourth quarter 2002 and the first quarter 2003 is due to the acquisition of Park West C-3 and the lower share price as of March 31, 2003 compared to December 31, 2002.

During the first quarter, the Company’s weighted average cost of debt, including all costs related to hedge amortization, swap payments and unused commitment fees, was 6.64 percent. At March 31, 2003, excluding the Company’s line of credit, the weighted average maturity of debt was 5.3 years with only $2.8 million maturing prior to 2004. The Company’s year-to-year debt maturity, including its line of credit is as follows:

2003	0.3%
2004	8.3%
2005	26.9%*
2006	7.0%
2007	16.4%
Thereafter	41.1%

* includes revolving line of credit representing 17.6% of total debt

During the first quarter, the Company restructured the $5.6 million term loan with Farm Bureau which was secured by Westheimer Central Plaza in Houston, Texas. Changes to the loan included releasing the lien on Westheimer Central Plaza and replacing it with a new lien on the Company’s Plaza I & II buildings in Carlsbad, California, as well as increasing the loan amount from $5.6 million to $7.2 million, decreasing the interest rate from 8.38 percent to 7.75 percent and extending the maturity date from August 1, 2006 to January 1, 2007. This restructuring will enhance the Company’s sale effort of its Houston portfolio.

Dividends, Capital Expenditures and Funds Available for Distribution (FAD)

The Company declared a $0.56 regular quarterly dividend on March 12, 2003, to owners (shares and units) of record as of March 31, 2003, and paid the dividend on April 11, 2003. The annualized dividend of $2.24 per share represented a yield of 8.2 percent based on Monday’s closing share price of $27.50. The FFO payout ratio for the quarter ended March 31, 2003, was 70.6 percent.

The Company spent $4.2 million in non-incremental capital expenditures during the quarter, of which $1.0 million represented capital improvements and repairs to the properties and $3.2 million represented costs paid with respect to leasing and tenant improvements. For office leases executed during the quarter, the Company’s average non-incremental leasing and tenant improvement costs per square foot were $7.90, or $1.35 per square foot per year. These costs were based on 522,000 square feet of office leases during the quarter. For industrial leases executed during the quarter, the Company’s average non-incremental leasing and tenant improvement costs per square foot were $0.98, or $0.20 per square foot per year. These costs were based on 47,000 square feet of industrial leases during the quarter.

Funds Available for Distribution (FAD) totaled approximately $29.7 million for the quarter. FAD is calculated by deducting non-incremental capital expenditures and straight-line rent from FFO and adding amortization of deferred financing fees to FFO. The first quarter dividend represented an 83.8 percent payout of FAD.

FAD is included herein, because we believe that FAD is helpful to investors and our management as a measure of the performance of an equity REIT because, along with cash flow from operating activities, financing and investing activities, it provides investors with an indication of our ability to incur and service debt and to fund dividends and other cash needs. A reconciliation of net income, the most directly comparable GAAP measure, to FAD is attached as a schedule hereto.

Additional Information

The Company will broadcast its first quarter 2003 earnings conference call on Wednesday, April 16, 2003. The conference call will begin at 10:00 am CDT and will last for approximately one hour. Those interested in listening via the Internet can access the conference call at www.prentissproperties.com. Please go to the Company’s web site 15 minutes prior to the start of the call to register. It may be necessary to download audio software to hear the conference call. To do so, click on the Real Player icon and follow directions from there. Those interested in listening via the telephone can access the conference call at (303) 262-2130. A replay of the conference call will be available via phone through April 23, 2003 at (303) 590-3000, passcode #531408 or via the Internet on the Company’s website.

Additional information on Prentiss Properties Trust, including an archive of corporate press releases and conference calls, is available on the Company’s web site. The Company’s first quarter 2003 Supplemental Operating and Financial Data, which includes a reconciliation of GAAP to Non-GAAP financial measures, will be available on the Company’s web site at www.prentissproperties.com prior to the start of the conference call.

About Prentiss Properties Trust

Prentiss Properties Trust is a self-administered and self-managed real estate investment trust (“REIT”). It owns interests in 138 operating properties with approximately 18.0 million square feet. The Company, through various management subsidiaries, manages approximately 31.1 million square feet of office and industrial properties owned by Prentiss, its affiliates and third parties.

With its headquarters in Dallas, Texas, Prentiss Properties focuses on the ownership of office properties in Metropolitan Washington D.C., Chicago, Dallas, Austin, Northern California and Southern California. It is a full service real estate company with in-house expertise in areas such as acquisitions, development, facilities management, property management and leasing.

Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Litigation Reform Act of 1995. Such statements may use words such as “anticipate,” “believe,” “estimate,” “expect,” “intent,” “predict,” “project” and similar expressions as they relate to Prentiss Properties Trust or our management. When we make forward-looking statements, we are basing them on our management’s beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions including the risks discussed in our filings with the Securities and Exchange Commission. If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no current intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

Financial Tables to Follow

For more information on Prentiss Properties Trust,

visit the Company’s website at www.prentissproperties.com

Prentiss Properties Trust

Consolidated Statements of Income

(in thousands, except per share amounts)

	Three Months Ended
	3/31/2003	12/31/2002	9/30/2002	6/30/2002	3/31/2002
Revenues:
Rental income	$86,841	$89,785	$88,050	$88,987	$83,300
Service business and other income, net	4,355	880	963	1,050	1,493

	91,196	90,665	89,013	90,037	84,793

Expenses:
Property operating and maintenance	22,678	25,188	21,778	22,090	19,786
Real estate taxes	10,277	8,682	9,680	11,276	10,293
General and administrative and personnel cost	2,396	2,652	2,467	2,489	2,753
Operating expenses of service business	2,219	—	—	—	—
Interest expense	17,068	16,932	17,233	16,780	16,136
Amortization of deferred financing costs	509	518	500	412	402
Depreciation and amortization	19,626	19,311	17,923	18,410	16,090

	74,773	73,283	69,581	71,457	65,460

Income from continuing operations before minority interests and equity in income of joint ventures and unconsolidated subsidiaries	16,423	17,382	19,432	18,580	19,333
Minority interests	(2,671)	(2,503)	(2,770)	(2,763)	(2,863)
Equity in income of joint ventures and unconsolidated subsidiaries	626	962	308	752	1,132

Income from continuing operations	14,378	15,841	16,970	16,569	17,602
Discontinued operations:
Income from discontinued operations	—	8	554	802	644
Gain from disposition of discontinued operations	—	(24)	5,599	—	—
Minority interest related to discontinued operations	—	1	(229)	(30)	(26)

	—	(15)	5,924	772	618
Income before gain on sale of properties and extraordinary items	14,378	15,826	22,894	17,341	18,220
Gain on sale of properties	1,132	—	—	—	—
Extraordinary items	—	—	—	—	—

Net income	15,510	15,826	22,894	17,341	18,220
Preferred dividends	(2,113)	(2,113)	(2,113)	(2,113)	(2,019)

Net income applicable to common shareholders	$13,397	$13,713	$20,781	$15,228	$16,201

Net income per common share—basic	$0.34	$0.35	$0.53	$0.40	$0.43

Weighted average number of common shares outstanding—basic	38,949	38,911	38,909	38,551	37,325

Net income per common share—diluted	$0.34	$0.35	$0.53	$0.39	$0.43

Weighted average number of common shares and common share equivalents outstanding-diluted	39,060	39,038	39,089	38,867	37,588

Calculation of FFO and FAD

For Common Shares and Common Share Equivalents

(000s, except per share data)

	Three Months Ended
Funds from Operations (FFO):	3/31/2003	12/31/2002	9/30/2002	6/30/2002	3/31/2002

Net income	$15,510	$15,826	$22,894	$17,341	$18,220
Add:
Real estate depreciation and amortization (1)	19,545	19,330	18,422	18,989	16,627
Real estate depreciation and amortization of unconsolidated subsidiaries and joint ventures (2)	733	746	739	739	879
Minority interests (3)	2,672	2,687	2,963	2,755	2,846
Adjustments:
(Gain)/loss on sale of property	(1,132)	24	(5,599)	—	—
Dividends paid on perpetual preferred units	(2,159)	(2,159)	(2,159)	(2,159)	(2,185)

Funds from operations	$35,169	$36,454	$37,260	$37,665	$36,387
Weighted average shares and units (shares) outstanding (diluted)	44,329	44,313	44,370	44,153	42,884
FFO per weighted average shares outstanding (diluted)	0.79	0.82	0.84	0.85	0.85
Weighted average shares and units (shares) outstanding (non-diluted)	44,218	44,186	44,190	43,837	42,621
FFO per weighted average shares outstanding (non-diluted)	$0.80	$0.83	$0.84	$0.86	$0.85

Funds Available for Distribution (FAD):

Funds from operations	$35,169	$36,454	$37,260	$37,665	$36,387

Adjustments:
Straight-line rent adjustment	(1,887)	(1,691)	(1,971)	(2,770)	(2,976)
Amortization of deferred financing fees	523	532	514	426	416
Capital expenditures	(4,152)	(7,876)	(6,646)	(5,598)	(4,016)

Funds available for distribution	$29,653	$27,419	$29,157	$29,723	$29,811
Weighted average shares and units (shares) outstanding (diluted)	44,329	44,313	44,370	44,153	42,884
FAD per weighted average shares outstanding (diluted)	$0.67	$0.62	$0.66	$0.67	$0.70

Dividend per share	$0.560	$0.560	$0.560	$0.560	$0.535
Total dividend declared (excludes dividend on perpetual preferred)	$24,843	$24,783	$24,772	$24,825	$23,132

Payout ratio of FFO	70.64%	67.98%	66.48%	65.91%	63.57%
Payout ratio of FAD	83.78%	90.39%	84.96%	83.52%	77.60%

(1) - Excludes depreciation and amortization not related to real estate.

(2) - Represents Prentiss Properties Trust’s proportionate share of real estate depreciation and amortization from joint venture assets.

(3) - Represents the minority interest attributable to holders of operating partnership units. Excludes the minority interest attributable to property partnerships.